UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

165 Gibraltar Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, in connection with the acquisition of Ondas Networks Inc. (f/k/a Full Spectrum Inc.) (“Ondas Networks”) by Ondas Holdings Inc. (f/k/a Zev Ventures Incorporated) (the “Company”), the Company issued 25,463,732 shares of the Company’s common stock to the stockholders of Ondas Networks (the “Ondas Shares”), and the stockholders of Ondas Networks entered into Lock-Up Agreements on or about September 28, 2018 (“Lock-Up Agreement”), which provide for an initial 12-month lock-up period followed by a subsequent 12-month limited sale period (“Dribble Out”).

Effective August 30, 2019, the Company entered into a First Amendment to Lock Up Agreement (the "Amendment") with stockholders owning an aggregate of 24,428,681 of the Ondas Shares, representing 48.4% of the Company's currently outstanding shares of common stock. The Amendment revised the terms of the Lock-Up Agreement to extend the lock-up period an additional twelve months to September 28, 2020 and delete the Dribble Out in its entirety.

The form of the Amendment is filed herewith as Exhibit 10.1. Capitalized terms herein have the same meaning as those used in the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.0	Form of Lock-up Agreement executed by the former stockholders of Ondas Networks Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018).

10.1	Form of First Amendment to Lock-Up Agreement.*

_______________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2019	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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